BONDOWNER, BORROWER, REMARKETING AGENT,
                         ISSUER AND TRUSTEE
                               WAIVER

$4,152,600
The Industrial Development Authority
of the County of Pima
Multifamily Housing Revenue Refunding Bonds
Series 1989D

      The undersigned, authorized officers of JMB Investors III, Inc., the managing partner of Stonybrook Partners Limited Partnership (the "Borrower"), Tempest Collateralized Mortgage Fund-I (the "Bondowner"), The Industrial Development Authority of the County of Pima, Arizona (the "Issuer"), First Bank National Association (the "Trustee"), and Miller & Schroeder Financial, Inc. (the "Remarketing Agent"), each regarding the above-captioned bonds (the "Bonds") respectively, hereby waive on behalf of the Bondowner, the Borrower, the Remarketing Agent, the Issuer and the Trustee, respectively, receipt of all required notices of the reset of the interest rate on the Bonds to a Remarketing Rate (as defined in the Trust Indenture between the Issuer and Security Pacific Bank Arizona (as former trustee) (the "Indenture") dated as of October 1, 1989 providing for the issuance of the Bonds) within the time periods required pursuant to Section
3.01 of the Indenture and hereby expressly consent to the reset of the interest rate on the Bonds to a Remarketing Rate effective October 1, 1994, and through October 1, 1999, and further hereby waive receipt of any other notices required in connection with the remarketing of the Bonds pursuant to the Indenture, within the time periods required by the Indenture. Additionally, the Bondowner hereby waives delivery of the Alternate Credit Facility (as defined in the Indenture), which Alternate Credit Facility is required by Section 5.8 of the Loan Agreement among the Issuer, Security Pacific Bank Arizona (as former trustee) and the Borrower (the "Agreement") dated as of October 1, 1989. This waiver of delivery of the Alternate Credit Facility does not affect any existing obligation of the Borrower to pay to the Bondowner the letter of credit fees, as defined in and required by the Agreement.


Dated: September 29, 1994             TEMPEST COLLATERALIZED MORTGAGE
FUND-I, as Bondowner



                                 By:
                                 Its:


                                 STONYBROOK PARTNERS LIMITED
                                   PARTNERSHIP, a Delaware limited
                                   partnership, as Borrower

                                 By:  JMB Investors III, Inc., an
                                        Illinois Corporation, its
                                        managing partner



                                 By:
                                 Its:


                                 MILLER & SCHROEDER FINANCIAL, INC., as
                                   Remarketing Agent



                                 By:
                                 Its:


                                 THE INDUSTRIAL DEVELOPMENT AUTHORITY OF
                                   THE COUNTY OF PIMA, ARIZONA, as Issuer



                                 By:
                                 Its:


                                 FIRST BANK NATIONAL ASSOCIATION, as
                                   Trustee



                                 By:
                                 Its: